TARO PHARMACEUTICAL INDUSTRIES LTD.
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 31, 2009 at 8:00 a.m. (ISRAEL TIME)

Please return your signed and dated proxy card in the enclosed postage-paid envelope to our representatives …

… in the U.S. at:			… or in Israel at:
MacKenzie Partners, Inc. Proxy Tabulation Madison Square Station PO Box 865 New York, New York 10160-1051	or	(if by hand or overnight delivery) MacKenzie Partners, Inc. 105 Madison Avenue 17th Floor New York, New York 10016	Meitar Liquornik Geva & Leshem Brandwein 16 Abba Hillel Rd. Ramat Gan 52506 ISRAEL

** Proxy cards must be received no later than 1 a.m. New York time on December 29, 2009 **

If you have questions or need assistance voting or changing your vote, please contact MacKenzie Partners within the U.S. and Canada at +1-800-322-2885 (toll-free) or 1-212-929-5500 (call collect), within Israel at 1-809-494-159 (toll-free) or
via email at proxy@mackenziepartners.com.

Telephone and internet voting are also available for residents of the U.S. and Canada.
Contact MacKenzie Partners for details.

▼DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL▼

☒	Please mark votes as in this example.

SUN PHARMACEUTICAL INDUSTRIES LTD. RECOMMENDS A VOTE AGAINST PROPOSALS 1, 2, 3 AND 4.
1. Election of Directors 01 Arye Barak 02 Heather Douglas 03 Micha Friedman 04 Eric Johnston 05 Gad Keren 06 Barrie Levitt 07 Tal Levitt 08 Daniel Moros 09 Myron Strober	AGAINST ALL ☐	FOR ALL ☐	AGAINST ALL EXCEPT ☐
3.  To: (a) ratify confirm and approve the Company’s undertaking to exempt from liability and to indemnify persons who are not controlling persons who served and are serving, currently and from time to time In the future as directors of the Company its subsidiaries and affiliates (including inter alia, Mr. Ben Zion Hod and Mr. Haim Fanairo who served until July and August 2009, respectively, as External Directors), pursuant to the Exemption and Indemnification Agreement entered into pursuant to the resolution adopted by the Shareholders on September 8. 2005, the original form of which is attached to the proxy statement for this Meeting as Exhibit 1 (the “Agreement”); and (b) amend and restate Appendix “A” to the Agreement to read in its entirety as set forth in Exhibit 2 to the proxy statement for this Meeting; for the avoidance of doubt, the Company’s obligation to indemnify in advance as to monetary obligations that may be imposed on a director is limited to the events and to the monetary limitation, set forth in Exhibit 2.  And further, for the avoidance of doubt, that the Company’s undertaking to exempt from liability and to indemnify the Company’s directors pursuant to the above resolution shall include indemnification with respect to all monetary obligations that may be imposed and/or reasonable expenses to be incurred, and the Company shall hereby provide indemnification with respect to all reasonable expenses incurred, on account of, or related to, the Actions, as defined in the proxy statement for this Meeting.
				AGAINST ☐	FOR ☐	ABSTAIN ☐
To vote for any individual nominee(s) mark “Against All Except” and write the number(s) of the nominee(s) on the line below:

2a. To appoint Ms. Irith Hausner as an External Director of the Company for a term of three-years, commencing upon her election to the Board of Directors.	AGAINST ☐	FOR ☐	ABSTAIN ☐
4.  That the Company undertake to exempt from liability and to indemnify new External Directors, in accordance with the form of Exemption and Indemnification Agreement attached as Exhibit 3 to the proxy statement for this Meeting, upon their election as External Directors of the Company; for the avoidance of doubt, the Company’s obligation to indemnify in advance as to monetary obligations that may be imposed on a new External Director, is limited to the events, and to the monetary limitation, set forth in Appendix A to Exhibit 3.
				AGAINST ☐	FOR ☐	ABSTAIN ☐
2b. To appoint Mr. Yaron Saporta as an External Director of the Company for a term of three-years, commencing upon his election to the Board of Directors.	AGAINST ☐	FOR ☐	ABSTAIN ☐
5.  To appoint Kost Forer Gabbay & Kasierer, Certified Public Accountants (Israel), a member of Ernst & Young Global, as the Company’s independent auditors until the close of the next annual general meeting of the shareholders of the Company and authorize their remuneration to be fixed, in accordance with the volume and nature of their services, by the Audit Committee and the Board of Directors.
				AGAINST ☐	FOR ☐	ABSTAIN ☐

Dated: ____________________________ , 2009

Signature:

Signature if held jointly

Please sign this proxy card and return it promptly, whether or not you plan to attend the meeting.  If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.  If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

PLEASE DETACH PROXY CARD HERE

TARO PHARMACEUTICAL INDUSTRIES LTD.

PROXY FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS ON DECEMBER 31, 2009 THIS PROXY IS SOLICITED ON BEHALF OF SUN PHARMACEUTICAL INDUSTRIES LTD.
P R O X Y
The undersigned hereby appoints Clifford Felig, Asaf Harel and Israel Leshem, and each or any of them, with full power of substitution and revocation to each of them, to be the attorney, agent and proxy of the undersigned, as to all shares of TARO PHARMACEUTICAL INDUSTRIES LTD. (the “Company”) which the undersigned is entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the offices of the Company, 14 Hakitor Street, Haifa Bay, Israel on Thursday, December 31, 2009 at 8:00 a.m. (Israel time) and at any and all adjournments thereof, to vote as fully and with the same force and effect as the undersigned might or could do if personally present and acting, with respect to the matters on the reverse side.

IF NO DIRECTIONS ARE INDICATED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED “AGAINST” EACH OF MATTERS 1, 2, 3 AND 4 ON THE REVERSE SIDE AND AS DETERMINED BY THE HOLDERS OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS TO COME BEFORE THE MEETING.

(To be Continued and Signed on the Other Side)